UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
February 14, 2022

GoDaddy Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36904		46-5769934
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

2155 E. GoDaddy Way	Tempe	Arizona	85284
(Address of Principal Executive Offices)			(Zip Code)
(480) 505-8800
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	GDDY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01    Entry into a Material Definitive Agreement.
On February 14, 2022, GoDaddy Inc. (the “Company”) entered into a master confirmation (each a "Master Confirmation") and a supplemental confirmation (together with the related Master Confirmation, each an "ASR Agreement"), with each of Goldman Sachs & Co. LLC ("Goldman Sachs") and Morgan Stanley & Co. LLC ("Morgan Stanley") to repurchase an aggregate of $750.0 million of the Company’s Class A common stock ("common stock") (the "Accelerated Share Repurchase") as part of the $3.0 billion share repurchase program announced by the Company on February 10, 2022.
Under the terms of the ASR Agreements, at inception, the Company will make a payment of $375.0 million to Goldman Sachs and $375.0 million to Morgan Stanley, and will receive an initial share delivery of approximately 3.27 million shares of common stock from Goldman Sachs and approximately 3.27 million shares of common stock from Morgan Stanley. The exact number of shares of common stock that the Company will repurchase under the ASR Agreements will be based generally on the average of the daily volume-weighted average prices of the common stock during the calculation period under each ASR Agreement, less a discount and subject to adjustments pursuant to the terms and conditions of each ASR Agreement. At final settlement of the ASR Agreements, under certain circumstances, Goldman Sachs and/or Morgan Stanley may be required to deliver additional shares of common stock to the Company, or, under certain circumstances, the Company may be required to make a cash payment or to deliver shares of common stock to Goldman Sachs and/or Morgan Stanley. Final settlement of the ASR Agreements is expected to occur during the second quarter of 2022.
Each ASR Agreement contains the principal terms and provisions governing the Accelerated Share Repurchase customary for agreements of this type, including, among others, the mechanisms used to determine the number of shares of common stock that will be delivered, the required timing of delivery of such shares, the circumstances under which either Goldman Sachs or Morgan Stanley is permitted to make adjustments to the calculation periods, various acknowledgments, representations and warranties made by the parties to one another, and the circumstances under which the ASR Agreements may be terminated early.
The foregoing description of the ASR Agreements is a summary and is qualified in its entirety by reference to the ASR Agreements, copies of which are filed hereto as Exhibits 10.1 and 10.2 and are each incorporated herein by reference.
Item 7.01    Regulation FD Disclosure
On February 14, 2022, the Company issued a press release announcing entrance into the ASR Agreements. A copy of the press release is attached hereto as Exhibit 99.1.
This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Item 9.01    Financial Statements and Exhibits
(d)    Exhibits

Exhibit Number	Exhibit Description
10.1	Master Confirmation, dated February 14, 2022, by and between GoDaddy Inc. and Goldman Sachs & Co. LLC
10.2	Master Confirmation, dated February 14, 2022, by and between GoDaddy Inc. and Morgan Stanley & Co. LLC
99.1	Press release of GoDaddy Inc., dated February 14, 2022

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GODADDY INC.

Date:	February 16, 2022	/s/ Mark McCaffrey
Mark McCaffrey
Chief Financial Officer